HALOZYME REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL AND OPERATING RESULTS

Reiterating 2024 Financial Guidance: Total Revenue of $915-985 Million, Representing YOY Growth of 10-19%, Adjusted EBITDA of $535-585 Million, Representing YOY Growth of 26- 37% and Non-GAAP Diluted EPS of $3.55-3.90, Representing YOY Growth of 28-41%

Fourth Quarter Revenue Increased 27% YOY to $230 million; GAAP Diluted EPS of $0.65 and Non-GAAP Diluted EPS of $0.821

Full Year 2023 Revenue Increased 26% YOY to $829 million; GAAP Diluted EPS of $2.10 and Non-GAAP Diluted EPS of $2.771

Announcing New $750 million Share Repurchase Program

SAN DIEGO, February 20, 2024 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the fourth quarter and full year ended December 31, 2023 and provided an update on its recent corporate activities and outlook.

“We are pleased to reiterate our 2024 financial guidance, which represents continued robust growth of total revenue, royalty revenue, adjusted EBITDA and non-GAAP diluted EPS, and builds upon our strong 2023 performance and results. Multiple, positive, value-creating events including the first approvals of VYVGART Hytrulo and Tecentriq SC and positive phase 3 data readouts with ENHANZE for VYVGART Hytrulo in CIDP, ocrelizumab SC and nivolumab SC all achieved in 2023, add new opportunities for continued revenue growth,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “Today’s announcement of a new $750 million share repurchase program demonstrates our confidence in sustained and durable growth.”

Fourth Quarter and Recent Corporate Highlights:
•Reiterating 2024 financial guidance announced January 17th including total revenue of $915 million to $985 million, representing year-over-year growth of 10% to 19%, adjusted EBITDA of $535 million to $585 million, representing year-over-year growth of 26% to 37% and non-GAAP diluted earnings per share of $3.55 to $3.90, representing year-over-year growth of 28% to 41%.
•In February 2024, the Company announced its third share repurchase program to repurchase up to $750 million of its outstanding common stock.
•In November 2023, Halozyme entered into an Accelerated Share Repurchase agreement to accelerate the remaining $250.0 million in share repurchases under the $750 million approved program from December 2021.

Fourth Quarter and Recent Partner Highlights:
•In February 2024, argenx announced that the U.S. Food and Drug Administration (“FDA”) has accepted for priority review a supplemental Biologics License Application (“sBLA”) for VYVGART® Hytrulo (efgartigimod alfa and hyaluronidase-qvfc) for the treatment of chronic inflammatory demyelinating polyneuropathy (“CIDP”). The application has been granted a PDUFA action date of June 21, 2024.
•In February 2024, Takeda submitted a New Drug Application in Japan seeking approval for TAK-771, subcutaneous 10% human immunoglobulin with ENHANZE®, for treatment of primary immunodeficiency.
•In January 2024, Janssen announced submission of a sBLA to the FDA seeking approval of a new indication for DARZALEX FASPRO® in combination with bortezomib, lenalidomide and dexamethasone for induction and consolidation treatment and with lenalidomide for maintenance treatment of adult patients who are newly diagnosed with multiple myeloma and are eligible for autologous stem cell transplant.
•In January 2024, Roche received European Commission (“EC”) marketing authorization for Tecentriq® subcutaneous (“SC”) for all approved indications of Tecentriq® IV for multiple cancer types.
•In January 2024, Takeda received FDA approval for HYQVIA® for the treatment of CIDP as maintenance therapy to prevent the relapse of neuromuscular disability and impairment in adults.
•In January 2024, Takeda received EC approval for HYQVIA® for the treatment of CIDP as maintenance therapy in patients of all ages after stabilization with intravenous immunoglobulin therapy.
•In January 2024, argenx received regulatory approval in Japan for VYVDURA® (efgartigimod alfa and hyaluronidase-qvfc) co-formulated with ENHANZE® for the treatment of adult patients with generalized myasthenia gravis (“gMG”) including options for self-administration, resulting in a $5.0 million milestone payment.
•In 2023, Roche filed ocrelizumab SC with ENHANZE® with regulatory authorities in the U.S., European Union and Great Britain.
•In November 2023, Halozyme and Acumen entered into a global collaboration and non-exclusive license agreement that provides Acumen access to ENHANZE® for a single target. Acumen intends to explore the potential use of ENHANZE® for ACU193, Acumen’s clinical stage monoclonal antibody candidate to target Amyloid-β Oligomers for the treatment of early Alzheimer’s disease.
•In November 2023, Teva announced FDA approval of the generic version of Forteo®, featuring Halozyme’s multi-dose auto-injector pen platform for the treatment of osteoporosis among certain women and men.
•In November 2023, argenx received EC approval of VYVGART® SC (efgartigimod alfa and hyaluronidase-qvfc) co-formulated with ENHANZE® for the treatment of gMG in adult patients who are AChR antibody positive, and in December 2023, VYVGART® SC was made available to patients, resulting in $23.0 million in milestone payments. The European approval of VYVGART® SC provides the option for patient self-administration.
•In October 2023, Takeda initiated a Phase 2/3 study to evaluate the pharmacokinetics, safety, and tolerability of subcutaneous administration of TAK-881 in adult and pediatric participants with Primary Immunodeficiency Diseases.

Fourth Quarter 2023 Financial Highlights:
•Revenue was $230.0 million compared to $181.5 million in the fourth quarter of 2022. The 27% year-over-year increase was primarily driven by royalty revenue growth, higher product sales as a result of an increase in bulk rHuPH20 sales driven by partner demand and continued growth in XYOSTED® and an increase in milestone revenue. Revenue for the quarter included $122.1 million in royalties, an increase of 15% compared to $106.0 million in the prior year period, primarily attributable to increases in revenue of subcutaneous DARZALEX® (daratumumab) and Phesgo®.
Total revenue for the full year was $829.3 million, compared with $660.1 million in 2022, representing 26% year-over-year growth. The increase was primarily driven by royalty revenue growth, full year revenue contributions from the Antares acquisition in May 2022, and higher sales of bulk rHuPH20, partially offset by timing of milestone revenue driven by partner activities.
•Cost of sales was $52.3 million, compared to $42.1 million in the fourth quarter of 2022. The increase was primarily driven by growth in proprietary product sales and bulk rHuPH20 demand.
Cost of sales for the full year was $192.4 million, compared to $139.3 million in 2022. The increase was primarily due to an increase in sales of our proprietary and device partnered products as a result of the Antares acquisition and higher bulk rHuPH20 sales.
•Amortization of intangibles expense was $17.8 million, compared to $4.6 million in the fourth quarter of 2022. The increase was primarily due to a remeasurement adjustment of our acquired intangible assets recorded in the fourth quarter of 2022.
Amortization of intangible expenses for the full year $73.8 million, compared to $43.1 million in 2022. The increase was primarily due to the recognition of a full year amortization expense during the current year for our acquired intangible assets and an impairment charge of $2.5 million to fully impair the TLANDO® product rights intangible asset as a result of the license agreement termination notice provided to Lipocine in September 2023.
•Research and development expense was $21.3 million, compared to $22.6 million in the fourth quarter of 2022. The decrease was primarily due to the non-recurring clinical trial expense incurred in the prior year, partially offset by higher compensation expense in the current year.
Research and development expense for the full year was $76.4 million, compared to $66.6 million in 2022. The increase was primarily due to an increase in compensation expense related to the ongoing combined larger workforce to support the device platform in regulatory, quality and manufacturing, as well as planned investments in ENHANZE®, partially offset by one-time transaction costs incurred in the prior year.
•Selling, general and administrative expense remained flat at $37.6 million, compared to $37.7 million in the fourth quarter of 2022.
Selling, general and administrative expense for the full year was $149.2 million, compared to $143.5 million in 2022. The increase was primarily due to an increase in compensation expense related to the ongoing combined larger workforce, including the addition of commercial resources in sales and marketing for our testosterone replacement therapy products, partially offset by one-time transaction costs incurred in the prior year.
•Operating income was $101.0 million, compared to operating income of $74.5 million in the fourth quarter of 2022. Operating income for the full year was $337.6 million, compared to $267.5 million in 2022.
•Net Income was $85.4 million, compared to net income of $57.7 million in the fourth quarter of 2022. Net income for the full year was $281.6 million, compared to net income of $202.1 million in 2022.

•EBITDA was $121.7 million, compared to EBITDA of $81.6 million in the fourth quarter of 2022. Adjusted EBITDA was $121.7 million, compared to Adjusted EBITDA of $83.0 million in the fourth quarter of 2022.1
EBITDA for the full year was $435.6 million, compared to EBITDA of $314.5 million in the fourth quarter 2022. Adjusted EBITDA was $426.2 million, compared to Adjusted EBITDA of $358.9 million in 2022.1
•GAAP diluted earnings per share was $0.65, compared to $0.42 in the fourth quarter of 2022. Non-GAAP diluted earnings per share was $0.82, compared to $0.48 in the fourth quarter of 2022.1
GAAP diluted earnings per share for the full year was $2.10, compared to $1.44 in 2022. Non-GAAP diluted earnings per share was $2.77, compared to $2.21 in 2022.1
•Cash, cash equivalents and marketable securities were $336.0 million on December 31, 2023, compared to $362.8 million on December 31, 2022. The decrease was primarily a result of the repurchase of common stock for $400.0 million during 2023, partially offset by cash generated from operations.

Financial Outlook for 2024
The Company is reiterating its financial guidance for 2024, which was initially provided on January 17, 2024. For the full year 2024, the Company expects:

•Total revenue of $915 million to $985 million, representing growth of 10% to 19% over 2023 total revenue primarily driven by increases in royalty revenue, collaboration revenue and growth in product sales from XYOSTED®. Revenue from royalties of $500 million to $525 million, representing growth of 12% to 17% over 2023.
•Adjusted EBITDA of $535 million to $585 million, representing growth of 26% to 37% over 2023.
•Non-GAAP diluted earnings per share of $3.55 to $3.90, representing growth of 28% to 41% over 2023.1 The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2024 Financial Guidance

Guidance Range
Total Revenue	$915 to $985 million
Royalty Revenue	$500 to $525 million
Adjusted EBITDA	$535 to $585 million
Non-GAAP Diluted EPS	$3.55 to $3.90

Webcast and Conference Call
Halozyme will host its Quarterly Update Conference Call for the fourth quarter and full year December 31, 2023 today, Tuesday, February 20, 2024 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed live with pre-registration via link: https://registrations.events/direct/Q4I871904. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of reducing treatment burden for patients. Having touched more than 800,000 patient lives in post-marketing use in seven commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.
Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceuticals and Idorsia Pharmaceuticals.
Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.
For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share excluding convertible notes inducement expense, share-based compensation expense, amortization of debt discount, intangible asset amortization, transaction costs for business combinations, realized gains or losses on marketable security sales, one-time changes in contingent liabilities, inventory adjustments and impairment charges, and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding one-time items such as changes in contingent liabilities and impairment charges, and transaction costs for business combinations. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement
In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company’s financial outlook for 2024 and longer term projections) and expectations for future growth, profitability, total revenue, royalty revenue, EBITDA, Adjusted EBITDA, non-GAAP diluted earnings-per-share and potential share repurchase under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company’s business may include potential growth and receipt of royalty and milestone payments driven by our partners’ development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners’ drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review and potential approvals of new partnered or proprietary products and the Company’s development and partnership potential of a high volume auto-injector. These forward-looking statements are typically, but not always, identified through use of the words “expect,” “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products (including its high volume auto-injector), regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update forward-looking statements to reflect events after the date of this release.
Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Samantha Gaspar
Teneo
617-877-9710
samantha.gaspar@teneo.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues
Royalties	$122,052	$105,979	$447,865	$360,475
Product sales, net	79,602	61,163	300,854	191,030
Revenues under collaborative agreements	28,385	14,354	80,534	108,611
Total revenues	230,039	181,496	829,253	660,116
Operating expenses
Cost of sales	52,298	42,120	192,361	139,304
Amortization of intangibles	17,762	4,552	73,773	43,148
Research and development	21,336	22,566	76,363	66,607
Selling, general and administrative	37,608	37,749	149,182	143,526
Total operating expenses	129,004	106,987	491,679	392,585
Operating income	101,035	74,509	337,574	267,531
Other income (expense)
Investment and other (expense) income, net	5,360	852	16,317	1,046
Inducement expense related to convertible note	—	—	—	(2,712)
Contingent liability fair value measurement gain	—	—	13,200	—
Interest expense	(5,220)	(4,570)	(18,762)	(16,947)
Net income before income taxes	101,175	70,791	348,329	248,918
Income tax expense	15,787	13,089	66,735	46,789
Net income	$85,388	$57,702	$281,594	$202,129

Earnings per share
Basic	$0.66	$0.43	$2.13	$1.48
Diluted	$0.65	$0.42	$2.10	$1.44

Weighted average common shares outstanding
Basic	129,054	135,284	131,927	136,844
Diluted	131,035	138,601	134,197	140,608

Halozyme Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$118,370	$234,195
Marketable securities, available-for-sale	217,630	128,599
Accounts receivable, net and contract assets	234,210	231,072
Inventories, net	127,601	100,123
Prepaid expenses and other current assets	48,613	45,024
Total current assets	746,424	739,013
Property and equipment, net	74,944	75,570
Prepaid expenses and other assets	17,816	26,301
Goodwill	416,821	409,049
Intangible assets, net	472,879	546,652
Deferred tax assets, net	4,386	44,426
Restricted cash	—	500
Total assets	$1,733,270	$1,841,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,816	$17,693
Accrued expenses	100,678	99,762
Current portion of long-term debt, net	—	13,334
Total current liabilities	112,494	130,789
Long-term debt, net	1,499,248	1,492,766
Other long-term liabilities	37,720	32,686
Contingent liability	—	15,472
Total liabilities	1,649,462	1,671,713

Stockholders’ equity
Common stock	127	135
Additional paid-in capital	2,409	27,368
Accumulated other comprehensive loss	(9,278)	(922)
Retained earnings	90,550	143,217
Total stockholders’ equity	83,808	169,798
Total liabilities and stockholders’ equity	$1,733,270	$1,841,511

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Net Income	$85,388	$57,702	$281,594	$202,129
Adjustments
Investment and other income	(5,360)	(852)	(16,317)	(1,046)
Interest expense	5,220	4,570	18,762	16,947
Income tax expense	15,787	13,089	66,735	46,789
Depreciation and amortization	20,693	7,114	84,856	49,641
EBITDA	121,728	81,623	435,630	314,460
Adjustments
Gain on changes in fair value of contingent liability(1)	—	—	(13,200)	—
Inventory write-off(2)	—	—	3,509	—
Transaction costs for business combinations(3)	—	1,391	278	21,934
Severance and share-based compensation acceleration expense(4)	—	—	—	22,552
Adjusted EBITDA	$121,728	$83,014	$426,217	$358,946

Dollar amounts, as presented, are rounded. Consequently, totals may not add up.

(1)     Amount relates to fair value gain on contingent liability due to the termination of the TLANDO license agreement in September 2023 (“TLANDO Termination”).
(2)    Amount relates to inventory write-off due to TLANDO Termination and amortization of the inventory step-up associated with purchase accounting for the prior year acquisition of Antares Pharma, Inc. (“Antares”).
(3)    Amounts represent incremental costs including legal fees, accounting fees and advisory fees incurred for the prior year Antares acquisition.
(4)    Amount represents severance cost and acceleration of unvested equity awards as part of the Antares merger agreement.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Diluted EPS	$0.65	$0.42	$2.10	$1.44
Adjustments
Inducement expense related to convertible notes	—	—	—	0.02
Share-based compensation	0.07	0.05	0.27	0.17
Amortization of debt discount	0.01	0.01	0.05	0.06
Amortization of intangible assets	0.14	0.03	0.53	0.31
Transaction costs for business combinations(1)	—	—	—	0.16
Severance and share-based compensation acceleration expense(2)	—	—	—	0.16
Amortization of inventory step-up at fair value(3)	—	(0.01)	0.02	0.06
Realized loss from marketable securities(4)	—	—	—	0.01
Prior income tax benefit adjustments	(0.04)	—	(0.04)	—
TLANDO Related Adjustments
Gain on changes in fair value of contingent liability(5)	—	—	(0.10)	—
Inventory write-off(5)	—	—	0.03	—
Impairment charge of TLANDO product rights intangible assets(5)	—	—	0.02	—
Income tax effect of above adjustments(6)	(0.01)	(0.03)	(0.12)	(0.17)
Non-GAAP Diluted EPS	$0.82	$0.48	$2.77	$2.21

GAAP & Non-GAAP Diluted Shares	131,035	138,601	134,197	140,608
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount represents incremental costs including legal fees, accounting fees and advisory fees incurred for the prior year Antares acquisition.
(2)Amount represents severance cost and acceleration of unvested equity awards as part of the Antares merger agreement.
(3)Amounts relate to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(4)Amount represents a realized loss from the sale of our marketable securities to finance the prior year acquisition of Antares.
(5)Amounts relate to a fair value gain on contingent liability, inventory write-off and impairment of TLANDO product rights intangible assets due to the TLANDO Termination.
(6)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.